UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2004

INDUS INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-2293	94-3273443

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3301 Windy Ridge Parkway, Atlanta, Georgia 30339
(Addresses of Principal Executive Offices, including Zip Code)

(770) 952-8444
(Registrant’s Telephone Number, including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Management Council Incentive Compensation Plan

     On December 22, 2004, the Compensation Committee of the Board of Directors of Indus International, Inc. (the “Company”) approved the Indus International, Inc. Management Council Incentive Compensation Plan (the “Management Plan”). The Management Plan is effective for the 2005 fiscal year (April 1, 2004 – March 31, 2005). The purpose of the Management Plan is to provide performance incentives for members of the Company’s Management Council, including the Company’s Executive Vice President of Field Operations, John D. Gregg, by providing them with competitive bonus compensation. The material terms of the Management Plan are as follows.

     Awards. Participants are eligible to receive cash awards based upon the attainment of two weighted performance levels: (1) targeted recognized software licensed fees, and (2) targeted adjusted operating income. Achievement of such target levels will be based on the Company’s audited financial statements for the 2005 fiscal year. Participants will be eligible to receive an award if the Company achieves one or both of the goals set forth in the Management Plan. The cash award will represent a percentage of the participant’s base salary as of March 31, 2005. The maximum award payment that Mr. Gregg may receive under the Management Plan if all of the targets are met is 50% of his base salary as of March 31, 2005.

     Payment of Awards. All awards will be paid in cash. The Company anticipates that awards, if any, will be paid on or about May 31, 2005.

     Amendment and Termination. The Compensation Committee may terminate, suspend, or amend the Management Plan at any time upon written notice to the participants.

     Duration of the Management Plan. The Management Plan will terminate as of the end of the current fiscal year (March 31, 2005).

Executive Incentive Compensation Plan

     On December 22, 2004, the Compensation Committee of the Board of Directors of the Company also approved the Indus International, Inc. Executive Incentive Compensation Plan (the “Executive Plan”). The Executive Plan is effective for the 2005 fiscal year (April 1, 2004 – March 31, 2005). The purpose of the Executive Plan is to provide performance incentives for the Chief Executive Officer, Gregory J. Dukat, and the Chief Financial Officer, Thomas W. Williams, each an “Executive,” by providing them with competitive bonus compensation. The material terms of the Executive Plan are as follows.

     Awards. Executives are eligible to receive awards based upon the attainment of four equally weighted financial components: (1) targeted recognized software licensed fees, (2) targeted adjusted operating income, (3) targeted total recognized revenue, and (4) targeted cash balance as of March 31, 2005. Achievement of such target levels will be based on the Company’s audited financial statements for the 2005 fiscal year. Executives will be eligible to receive an award if the Company achieves any one or more of the targets set forth in the Executive Plan. The award will represent a percentage of the Executive’s base salary as of March 31, 2005. The maximum award payment that any Executive may receive under the Executive Plan if all of the targets are met is 100% of his base salary as of March 31, 2005. Mr. Williams’ award, if any, will be prorated based on his ten months of service in fiscal 2005.

     Payment of Awards. The first 50% of the Executive’s award is payable in cash, and the second 50% of the Executive’s award is payable in restricted stock. Restricted stock will be issued under, and pursuant to the terms of, the Company’s 2004 Long-Term Incentive Plan, and will vest one-third per year on each of the first three anniversaries of the date of grant. The Company anticipates that awards, if any, will be paid on or about May 31, 2005.

     Amendment and Termination. The Compensation Committee may terminate, suspend, or amend the Executive Plan at any time upon written notice to the participants.

     Duration of the Executive Plan. The Executive Plan will terminate as of the end of the current fiscal year (March 31, 2005).

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUS INTERNATIONAL, INC. /s/ Thomas W. Williams Name: Thomas W. Williams Title: Executive Vice President and Chief Financial Officer

Date: December 29, 2004